EXHIBIT (viii)(1)(a)

                    ADDENDUM #2 TO CUSTODIAN CONTRACT BETWEEN
                            THE CHASE MANHATTAN BANK
                                       AND
                           THE PRUDENTIAL SERIES FUND

This Addendum #2 to the Custodian Contract is by and between The Prudential Series Fund, Inc. (the "Fund") and The Chase Manhattan Bank, formerly known as Chemical Bank, formerly known as Manufacturers Hanover Trust Company (the "Custodian"),

WHEREAS, the Fund is authorized to issue shares of capital stock ("Shares") in separate classes, with each such class representing interests in a separate Portfolio of securities and other assets which are referred to herein as the "Funds";

WHEREAS, the Custodian is the custodian for the Fund, except for the joint repurchase account of the Fund, pursuant to an agreement entered into on June 1, 1986 by the Custodian's predecessor company and the Fund;

WHEREAS, the Fund previously obtained an Order permitting such Portfolios as may be determined by the Fund to participate in a joint repurchase agreement account; and

WHEREAS, the Fund has been participating in a joint repurchase agreement account and desires to change the custodian for such account to Custodian;

WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. AMENDMENTS.

   (a) The first paragraph of Section 1 is hereby amended to state:

       "1. Employment of Custodian and Property to be Held by It
           -----------------------------------------------------
           The Fund hereby employs the Custodian as a custodian of its assets pursuant to the provisions of the Fund's By-Laws. The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock, $0.01 par value, ("Shares") of the Fund as may be issued or sold from time to time, and cash amounts earmarked for repurchase agreements involving securities eligible for the Federal Book Entry System entered into by the Fund and securities related to such agreements. The CustodIan shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian."

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   (b) The following paragraph shall be added at the end of Section 2.1:

       "All securities held by the Custodian in any account under this Agreement which have been redeposited in a book-entry system authorized by the U.S. Department of the Treasury should be separately identified on the Custodian's official records from securities of other accounts established under this Agreement, and from securities of any other accounts held by the Custodian for the Fund under other custody agreements."

   (c) The following paragraph shall be added at the end of Section 2.2:

       "14) For delivery to any other custodian of the Fund."

   (d) Section 2.4 is hereby amended to state:

       "2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account in the name of each of the Funds, or in the case of joint repurchases, a bank account and/or accounts in the name of the Fund, subject only to draft or order by the Custodian or the Fund acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of each of the Funds, or in the case of joint repurchases, from or for the account of the Fund, other than cash maintained by the Fund(s) in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Directors of the Fund. Such funds shall be deposited by the Custodian in this capacity as Custodian and shall be withdrawable by the Custodian only in that capacity."

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   (e) The following paragraph shall be added as a second paragraph to
       Section 2.6:

       "In the case of the joint repurchase account, interest on securities held by the Custodian under this Agreement either in a Securities System account of the Custodian or in the name of the Custodian's nominee, will be credited automatically to the designated account of the Fund when such funds become due and payable, whether or not collected by the Custodian. Amounts due on securities which mature or are redeemed will be credited to the designated account of the Fund on the actual settlement date, provided the securities are held by the Custodian and our delivery instructions are received by the Custodian in a timely fashion. If the amount of a matured or redeemed security is not credited to the designated account of the Fund on the date on which such security matured or was redeemable solely because of the error of the Custodian, the Custodian will credit such account with such amount as of the date on which such security matured or was redeemable. To the extent the Custodian does not receive payment on any funds credited as herein before provided to the designated account, Custodian shall be entitled to debit the uncollected funds credited to such account as of the date such funds were credited to the account."

   (f) The following paragraphs shall be amended in Section 2.7 to state:

       "2.7 Payment of Fund Moneys. Upon receipt of instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys for the Fund (from available funds in the Fund Bank Account in the case of joint repurchase transactions) in the following cases only:

       1) Upon the purchase of securities for the account of each of the Funds, and in the case of joint repurchases, for the account of the Fund, but only (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the appropriate Fund or in the name of a nominee of the Custodian referred to in Section
       2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof or in the case of repurchase

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       agreements entered into between the Fund and the Custodian, or another bank, or a broker or dealer, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund;"

   (g) The following paragraph shall be added at the end of Section 2.7:

       "7) To any other custodian of the Fund"

   (h) The following  paragraphs shall be amended in Section 2.10 to cstate:

       "2) The records of the Custodian with respect to securities for the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to each of the Funds, or in the case of joint repurchases, those securities belonging to the Fund;"

       3) The Custodian shall pay for the securities purchased for each account of the Fund, or in the case of joint repurchases, securities purchased for the account of the Fund, upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the proper account of the Fund. The Custodian shall transfer securities sold for each account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the proper account of the Fund. Copies of all advices from the Securities System of transfers of securities for the accounts of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the proper account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the accounts of the Fund, or in the case of joint repurchases, the account of the Fund, on the next business day;"

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   (i) Paragraph 1 of Section 7 shall be amended to state:

       "The Custodian will be strictly liable for all losses due to burglary, robbery, theft, fire and mysterious disappearances, regardless of whether such a loss occurs while the assets are on deposit with the Custodian, or any nominee of the Custodian, or the Federal Reserve Bank of New York in connection with book-entry procedures as provided in Treasury Department regulations in effect from time to time, or a domestic securities depository (hereinafter "depository") registered with the Securities and Exchange Commission (the "SEC") under Section 17A of the Securities and Exchange Act of 1934 ("1934 Act"), and any successor thereto, or any other agent of the Custodian at the time of the loss. Anything in this Agreement to the contrary notwithstanding, in no event shall the Custodian be liable to the Fund under this Agreement for special, indirect or consequential loss or damage of any kind whatsoever, whether or not the Custodian is advised as to the possibility of such loss or damage and regardless of the form of action any such loss or damage may be claimed."

   (j) Paragraph 2 of Section 7 shall be amended to state:

       "For losses resulting from other causes the Custodian will be liable unless the Custodian can prove that it and any of its agents or nominees, the Federal Reserve Bank of New York in connection with book-entry procedures, as provided in Treasury Department regulations in effect from time to time, and any domestic securities depository registered with the SEC under Section 17A of the 1934 Act, and any successor thereto, were not negligent and did not act with willful misconduct. The Custodian may apply for and obtain the advice and opinion of counsel to the Fund with respect to questions of law and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advise or opinion. Except as provided in the preceding paragraph, in the performance of its duties hereunder, the Custodian shall exercise the standard of care which a professional custodian engaged in the banking or trust company industry and having professional expertise in financial and securities processing transactions and custody would observe in these affairs."

   (k) Paragraph 3 of Section 7 shall be amended to state:

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       "In the event of loss, damage or injury to the securities or cash while on deposit with the Custodian, its agents or any nominee of the Custodian, including the Federal Reserve Bank of New York in connection with book-entry procedures, or any domestic securities depository registered with the SEC under the 1934 Act, and any successor thereto, or any other agent of the Custodian, the Custodian, at its option, shall promptly cause such securities or cash to be replaced by other securities or cash as the case may be, of like kind and quality, by among other means posting appropriate security or bond, at Custodians own expense, with the issuer(s) of such securities and obtaining their reissue, together with all rights and privileges resulting from such loss, including without limitation the value of any dividends, interest or other distributions not received as a result of the loss of such securities together with interest at the Federal Funds rate from the time of such distribution until payment is made to the Fund (the "Lost Benefits")."

   (l) Paragraph 4 of Section 7 shall be amended to state:

       "In the event the Custodian is unable to replace the securities in the Fund's account(s), the Custodian shall remit to the Fund cash equal to fair market value of the securities as of the date of the discovery of the loss, together with any Lost Benefits. The Custodian may at its option insure itself against loss from any cause but shall be under no obligation to insure for the benefit of the Fund."

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the ____ day of December, 1996.


SEAL


ATTEST                                        THE PRUDENTIAL SERIES FUND INC.


__________________________                    By:____________________________


                                              Title:_________________________


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SEAL


ATTEST
                                              THE CHASE MANHATTAN BANK


__________________________                    By:____________________________


                                              Title:_________________________














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